OP-TECH ENVIRONMENTAL SERVICES, INC.
                    (A DELAWARE CORPORATION)
                     _____________________
            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        NOVEMBER 16, 2000

To the Stockholders of

          OP-TECH ENVIRONMENTAL SERVICES, INC.

     The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Homewood Suites Hotel, 275 Elwood Davis Road, Liverpool, New York on November 16, 2000 at 4:00 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

     (1)   The election of five directors;

     (2) To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Corporation; and

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 9, 2000 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Secretary, Dennis Lerner, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WE  ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT  TO
SEND US A PROXY.

                             By Order of the Board of Directors,

                                   Dennis Lerner
                                   Secretary
October 17, 2000

     Requests for additional copies of the Information Statement should be addressed to the Secretary, OP-TECH Environmental
Services, Inc., 6392 Deere Road, Syracuse, New York 13206.

              OP-TECH Environmental Services, Inc.
                         6392 Deere Road
                    Syracuse, New York 13206
                        _________________


                      INFORMATION STATEMENT

                       ___________________

                 ANNUAL MEETING OF STOCKHOLDERS
                        November 16, 2000

     This Information Statement is furnished by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders to be held on November 16, 2000. The Board of Directors has fixed October 9, 2000, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of record on or about October 17, 2000.

     MANAGEMENT OF THE CORPORATION IS NOT SOLICITING PROXIES  FOR
THIS MEETING AND YOU ARE REQUESTED NOT TO SEND THE CORPORATION  A
PROXY.

     O'Brien & Gere Limited and M&T Bank own approximately 75% of the issued and outstanding shares of Common Stock of the Corporation and have indicated that they will vote their shares in favor of the election as directors of the nominees set forth herein and the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor.

     The Annual Report of Form 10-K of the Corporation, including financial statements for the year ended December 31, 1999, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Corporation's reasonable expenses of furnishing such exhibits may be charged.

                        VOTING SECURITIES

     All the voting power of the Corporation is vested in its Common Stock. As of the close of business on September 30, 2000, 11,603,963 shares of Common Stock, par value $.01 per share, were outstanding. Each share of Common Stock is entitled to one vote.

     Set forth below is information concerning the ownership as of September 30, 2000 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Corporation.

Name and Address         Number of Shares of Common
of Beneficial Owner      Stock Beneficially Owned (1)   Percentage of Class

O'Brien & Gere Limited          3,148,200  (2)                  27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                        5,622,140                       48%
101 S. Salina Street
Syracuse, NY 13202

            (1)   Except as set forth in (2) below, the
                  beneficial owners have sole voting and
                  investment power over the shares owned.
            (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of M&T Bank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than M&T Bank, should they elect to sell shares.

                      ELECTION OF DIRECTORS
NOMINEES

     Five Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.

     The following table sets forth certain information furnished to the Corporation regarding the persons who are nominees for the election as directors of the Corporation.

Name, Age, Principal    Year First         Principal Occupation For
    Occupation           Elected               Past Five Years

Robert J. Berger (54)     1998         Mr. Berger has served  in his present
Director and Chairman                  position  as Director since November
                                       of  1998. Mr.  Berger was employed in
                                       various positions  for  OnBank  from
                                       1978 through March 31, 1998, his last
                                       position    being    Senior    Vice
                                       President,  Treasurer,  and   Chief
                                       Financial   Officer.   From   April
                                       through  August 1998, he served  as
                                       consultant  to First  Empire  State
                                       Corp. subsequent to its merger with
                                       OnBank.  Since August 1998, he  has
                                       been   an  Adjunct  Professor   and
                                       Director of the Madden Institute of
                                       Business   Education   at   LeMoyne
                                       College,  Syracuse, New York.   Mr.
                                       Berger is also Chairman, President,
                                       and  Chief Executive Officer of St.
                                       Lawrence Industrial Services, Inc.,
                                       and he is a Director of YAPA, Young
                                       Adult Professional Associates, Inc.
                                       On  February 24, 2000,  Mr.  Berger
                                       was  elected Chairman of the  Board
                                       of Directors.

Richard L. Elander (59)    1991        Mr.  Elander  has served in his
Director                               present position as a Director since
                                       November of 1991.  He has served as
                                       Vice  President and General Manager
                                       from  June  1994 to December  1996.
                                       He  also  served as Chief Executive
                                       Officer from November 1991 to  June
                                       1994.  Mr.  Elander  served  as   a
                                       Director of O'Brien & Gere  Limited
                                       from August 1991 to September 1995.
                                       From  1983  to  1995,  Mr.  Elander
                                       served  as  President of O'Brien  &
                                       Gere  Operations.   Currently,  Mr.
                                       Elander     operates    his     own
                                       construction management  consulting
                                       business.

John R. Loveland (63)    1994          Mr. Loveland has served in  his
Director & Chief                       present position since August 1994.
Executive Officer                      He has been a director of O'Brien &
                                       Gere Engineers,   Inc.
                                       since  1973, and he also served  as
                                       President   of   O'Brien   &   Gere
                                       Engineers   Inc.   from   1980   to
                                       December   1992.   He   served   as
                                       Chairman of the Board of O'Brien  &
                                       Gere  Limited  from 1989  to  March
                                       1999.   From  March  1999  to  July
                                       2000,   Mr.   Loveland  served   as
                                       President   of   O'Brien   &   Gere
                                       Property  Development.  On February
                                       24, 2000, Mr. Loveland resigned his
                                       position  as Chairman of the  Board
                                       and was succeeded by Mr. Berger.

Cornelius B. Murphy, Jr. (56) 1991     Dr. Murphy has served in his current
Director                               position as a Director since
                                       November  of  1991.  He  previously
                                       served  as  the Company's President
                                       from  June  1994 to December  1996,
                                       and  as Chairman of the Board  from
                                       November of 1991 to June 1994.  Dr.
                                       Murphy  has  been  a  Director   of
                                       O'Brien  & Gere Limited since  1985
                                       and  O'Brien & Gere Engineers, Inc.
                                       from   1982  to  date.  Dr.  Murphy
                                       served  as  President of O'Brien  &
                                       Gere  Engineers from 1992 to  1997.
                                       From  1982  to 1992, he  served  as
                                       President   of   O'Brien   &   Gere
                                       Technical   Services,   Inc.    Dr.
                                       Murphy currently serves as Chairman
                                       of  the  Board  of O'Brien  &  Gere
                                       Limited  and as Chief Scientist  of
                                       O'Brien   &   Gere  Engineers.   In
                                       February   2000,  Dr.  Murphy   was
                                       elected  President  of  the   State
                                       University     of     New      York
                                       Environmental Science and  Forestry
                                       School.

Steven A. Sanders (55)    1991         Mr. Sanders has served in his present
Director                               position since September  of
                                       1991.   He is a partner in the  law
                                       firm of Beckman, Millman, & Sanders
                                       LLP.   Mr.  Sanders has  also  been
                                       President  of  the  Law  Office  of
                                       Steven  A.  Sanders PC since  1992.
                                       Prior to that, he served as

                                       Counsel to Jacobs Persinger & Parker
                                       from 1987 to  1992. Prior thereto,
                                       Mr. Sanders served as Senior Partner
                                       of the law firm Sanders and Sierchio.

Each director has served continuously since he was first elected.

     The Board of Directors held 7 meetings during the last calendar year. All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

     The following table sets forth certain information furnished to the Corporation regarding the beneficial ownership of the Corporation's Common Stock at September 30, 2000 by each director and nominee for election as director and by all directors, nominees and officers as a group:

Name and Address          Number of Shares of Common
of Beneficial Owner       Stock Beneficially Owned (1)  Percentage of Class

O'Brien & Gere Limited             3,148,200                   27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                           5,622,140                   48%
101 S. Salina Street
Syracuse, NY 13202

Richard L. Elander                   329,565 (4)                3%

Robert J. Berger                      20,000 (4)               <1%

Cornelius B.Murphy, Jr.                1,424 (4)               <1%

Steven A. Sanders                     25,752 (2)(4)            <1%

John R. Loveland                      77,093 (3)(4)            <1%

All Officers & Directors             477,588 (2)(3)(4)          4%
as a Group (9 persons)

     (1) The beneficial owners have sole voting and investment power over the shares owned.

     (2) Includes 200 shares, which are owned by Mr. Sanders' wife as custodian for his son, as to which Mr. Sanders disclaims beneficial ownership.

     (3) Includes 76,659 shares owned by Mr. Loveland's wife as to which Mr. Loveland disclaims beneficial ownership.

     (4)  Director

Executive Compensation

     The following table sets forth summary information concerning compensation paid or accrued by the Corporation for services rendered during the fiscal year ended December 31, 1999, to the Corporation's Chief Executive Officer and the other most highly compensated executive officer.

                    Summary Compensation Table

                                               Long Term Compensation
                    Annual                     Awards    Payments
Name and            Compensation  Other Annual   #       LTIP      All Other
Principal Position  Year  Salary  Compensation Options   Payouts Compensation

John R. Loveland    1999  $35,880     -0-       -0-        -0-       -0-
Director and        1998  $13,920     -0-       -0-        -0-       -0-
CEO                 1997  $19,200     -0-      50,000      -0-       -0-

Anthony R. Pongonis 1999 $107,220     -0-       -0-        -0-       -0-
Executive Vice      1998  $92,220(1)  -0-       -0-        -0-       -0-
President

     (1) Includes stock bonus with a market value of $2,500 at the time of award.

     The Corporation has no formal deferred compensation or bonus
plans.   The  Corporation  has adopted an incentive  compensation
plan.

     The Corporation has an Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan has been administered by a committee of the Board of Directors. Designation of the key employees of the Corporation including employees who are officers or directors, to hold options under the ISO Plan and the number of options to be granted have been determined by the Board of Directors.

     The ISO Plan authorizes the granting of options to purchase up to 500,000 shares of Common Stock of the Corporation (subject to adjustment in the event of recapitalization or similar change). Each option granted under the ISO Plan may be exercised during a period of fixed by the Board of Directors but in no event more than ten (10) years from the date of grant. The purchase price for each share of Common Stock on the date of grant of the option and is payable in shares of Common Stock of the Corporation owned by the optionee, or partially by cash or check and partially by delivery of shares of Common Stock of the Corporation owned by the optionee.

      There were no outstanding stock options held as of December
31, 1999 by the named executive officers.

     No options were exercised by any officer or director of the Corporation during the fiscal year. Directors of the Company are paid $500 for each quarter plus reimbursement for their actual expenses incurred in attending meetings.

     The following table summarizes all executive officers and directors of the Company as of June 30, 2000:

     Name                     Age        Position Held

Robert J. Berger              53         Director and Chairman of the Board
Richard L. Elander            59         Director
John R. Loveland              62         Director and Chief Executive Officer
Cornelius B. Murphy, Jr.      55         Director
Robert F. Neuhaus             39         Director
Steven A. Sanders             54         Director
Christopher J. Polimino       34         President
Anthony R. Pongonis           47         Executive Vice President
Dennis S. Lerner              58         Secretary
Kelly B. Ardoin               25         Assistant Treasurer



Business Experience

     See Election of Directors-Nominees for business experience for Messrs. Berger, Elander, Loveland, Murphy, and Sanders.

     Mr. Polimino was promoted to the position of President during the first quarter of 2000. He has been with the Company since December of 1994 and has previously served as Executive
Vice President, General Manager, and Controller.

     Mr.  Pongonis was hired during the fourth quarter  of  1996.
He previously served as the Company's President and is currently the Company's Eastern Region Manager. He has over twenty-five years experience in the environmental services industry.

     Mr. Lerner has served in his present position since February of 1994. Mr. Lerner was Assistant Secretary of O'Brien & Gere
Engineers Inc. a wholly owned subsidiary of O'Brien & Gere Limited, from 1992 to March 1999. He also served as O'Brien & Gere Engineer's in-house legal counsel from 1990 to 1999.

     Ms.  Ardoin was hired during the third quarter of 1998,  and
currently  serves  as  the  Company's  Controller.   Ms.   Ardoin
previously worked for a public accounting firm as a staff accountant.

     Effective July 20, 2000, Mr. Neuhaus resigned from the Board of Directors of the Company.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 30, 1998, the Company renewed its lease agreement with O'Brien & Gere Property Development (an affiliate) to occupy approximately 17,000 square feet of office and garage space. The terms of the lease extend through June 30, 2001. Total rent expense incurred under this lease agreement in 1999 amounted to approximately $82,000. During the first quarter of 2000, O'Brien & Gere Property Development sold the property to an independent third party. The original lease terms remain in effect until June 30, 2001.

     During 1999, the Company provided approximately $970,000  of
remediation,  sub-contract  support  and  project   services   to
affiliated parties.

     The Company purchases technical and consulting services from
affiliated  parties.   The costs for these services  amounted  to
approximately $299,000 for 1999.

     The Company has a $2,000,000 line of credit with BSB Bank  &
Trust Co. due on April 30, 2001. Interest is payable at prime plus 1.25%. Interest expense on this line of credit amounted to approximately $120,000 for 1999.

     Steven A. Sanders, a director of the Company, is a partner in the law firm of Beckman, Millman & Sanders LLP. Mr. Sanders has provided professional services to the Company since August of 1991, and it is anticipated that he will continue to do so.

     The  Company purchases subcontract labor services  from  St.
Lawrence  Industrial Services, Inc., which is owned by Robert  J.
Berger, a director of the Company. The costs for these services amounted to approximately $1,094,000 in 1999.

Compliance with Section 16(a) of the Exchange Act

     To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 1999, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 2000, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                         OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting.

Stockholders' Proposals

     From time to time, stockholders present proposals which may be proper subjects for inclusion in the Information Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2001 Annual Meeting must be received by the Corporation no later than August 1, 2001.




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